Exhibit 99.2
AGREEMENT
     This Agreement, dated as of October 25, 2006 (“Agreement”), is by and among A. Schulman, Inc., a Delaware corporation (the “Company”), and the other persons and entities that are signatories hereto (collectively, the “Barington Group,” and each, individually, a “member” of the Barington Group) which are or may be deemed to be the members of a “group” with respect to the common stock of the Company, par value $1.00 per share (the “Common Stock”), pursuant to Rule 13d-5 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     WHEREAS, (i) the Barington Group has publicly stated that it intends to solicit proxies for the election of its own opposition slate of nominees (the “Proxy Solicitation”) for election to the Company’s board of directors (the “Board”) at the 2006 annual meeting of stockholders of the Company (the “2006 Annual Meeting”) and has taken certain actions in furtherance thereof, (ii) Barington Companies Equity Partners, L.P. (“Barington”) delivered a demand letter (the “Demand Letter”) to the Company on September 22, 2006, demanding, pursuant to Section 220 of the Delaware General Corporation Law and the common law of the State of Delaware (“Delaware law”), copies of certain books, records and documents of the Company (the “Demanded Records”) and (iii) Barington filed a lawsuit against the Company with the Delaware Court of Chancery entitled Barington Companies Equity Partners, L.P. v. A. Schulman, Inc. (Case No. 2467-N) seeking an order directing the Company to permit Barington to exercise its right as a stockholder to inspect and copy the Demanded Records under Delaware Law (the “Action”); and
     WHEREAS, the Company and each of the members of the Barington Group have determined that the interests of the Company and its stockholders would be best served by, among other things, avoiding the Proxy Solicitation and the Action and believe that entering into this Agreement is in the best interests of the Company and its stockholders.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
     1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Barington Group that (i) this Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; and (ii) neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby nor the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject.
     2. Representations and Warranties of the Barington Group. Each member of the Barington Group represents and warrants to the Company that (i) this Agreement has been duly authorized, executed and delivered by such member, and is a valid and binding obligation of such member, enforceable against such member in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (ii) as of the date of this Agreement, the Barington Group and its members’ respective Affiliates and Associates currently own in the aggregate 2,816,536 shares of Common Stock and (iii) any person who joins the Barington Group after the date hereof, as such group is reported pursuant to Rule 13d-5 promulgated by the SEC under the Securities Exchange Act, shall agree to comply with the provisions of Section 8 of this Agreement during the term hereof.
     3. Barington Letter. Barington hereby withdraws its letter dated October 9, 2006 to the Secretary of the Company providing Notice to the Secretary of the intention of Barington to nominate persons for election as directors at the 2006 Annual Meeting (the “Barington Letter”).
     4. Inspection of Books, Records and Documents. Barington will promptly file with the Delaware Court of Chancery a notice of dismissal of the Action after the execution and delivery of this Agreement by the parties hereto.
     5. Board Matters.
     (a) The Company shall (i) include James S. Marlen, Ernest J. Novak, Jr., Howard R. Curd and Michael A. McManus, Jr. (“McManus”) on the Board’s slate of nominees for election as Class II directors of the Company at the 2006 Annual Meeting for a three-year term ending at the Company’s 2009 Annual Meeting and until their successors have been duly elected and qualified and (ii) use its reasonable best efforts to cause the election of such directors at the Company’s 2006 Annual Meetings including, without limitation, recommending that the Company’s stockholders vote in favor of the election of the directors at the annual meeting and voting the shares of Common Stock represented by all proxies granted by stockholders in connection with the solicitation of proxies by the Board of Directors in connection with the meeting in favor of such directors, except for such proxies that specifically indicate a vote to withhold authority with respect to such directors. Neither the Board nor the Company shall take any position, make any statements or take any action inconsistent with such recommendations. The Company shall use its reasonable best efforts to hold the 2006 Annual Meeting no later than December 7, 2006, but, in any event, the 2006 Annual Meeting shall not be held later than December 15, 2006.
     (b) The Barington Group agrees to vote in favor of the Board’s slate of nominees for election as Class II directors of the Company at the 2006 Annual Meeting, provided that such slate consists of the director nominees set forth in Section 5(a)(i) above. No member of the Barington Group shall take any position, make any statements or take any action inconsistent with the foregoing.

     (c) If at any time during the term of the Class II directors to be elected at the 2006 Annual Meeting there shall occur a vacancy in the Board seat previously occupied by McManus or during the term of the Class III directors serving as of the date hereof there shall occur a vacancy in the Board seat previously occupied by James A. Mitarotonda (“Mitarotonda”) by reason of the resignation, removal, death or incapacity of either of them, then the Company shall take all necessary action to promptly fill such vacancy by a person nominated by the Barington Group having reasonably appropriate business experience and background; provided, however, that if the reason for such vacancy is the voluntary resignation of McManus, then such nomination shall be subject to approval by the Board, which approval shall not be unreasonably withheld or delayed.
     (d) During the term of the Class III directors serving as of the date hereof, Mitarotonda (i) shall continue to serve on the Executive Committee, (ii) shall continue to serve on another standing committee of the Board (including, without limitation, the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee) and (iii) shall be appointed to serve on the Special Committee created pursuant to Section 7 hereof, provided, in each case, that he is then qualified to serve on any such committee under applicable legal requirements and listing standards. During the term of the Class II directors being elected at the 2006 Annual Meeting, McManus shall be appointed to serve on a standing committee of the Board on which Mitarotonda is not a member, provided that he is then qualified to serve on any such committee under applicable legal requirements and listing standards.
     (e) During the term of the Standstill Period (as defined in Section 8 below), the Board shall be comprised of twelve (12) directors and the size of the Board shall not be increased or decreased without the prior written consent of the Barington Group.
     (f) The Company shall provide the Barington Group with true and complete copies of any draft preliminary or definitive proxy statements for the 2006 Annual Meeting as well as the Form 8-K being filed with respect to this Agreement, not less than three (3) business days in the case of proxy statements, and not less than one (1) business day in the case of the Form 8-K, prior to the filing thereof, in order to provide the Barington Group with a reasonable opportunity to review and comment thereon. The Company shall consider in good faith any comments of the Barington Group and its counsel. The Company shall use the language, or a summary thereof that is agreed upon in the foregoing filings, in all other SEC filings that disclose, discuss, refer to or are being filed in response to or as a result of this Agreement.
     (g) Concurrently with the execution of this Agreement, the Company shall provide evidence, reasonably satisfactory to the Barington Group, that the Board has authorized and approved this Agreement and the execution and performance hereof.

     6. Corporate Governance.
     (a) On or prior to the 2006 Annual Meeting, the Board shall redeem any rights issued to the Company’s stockholders under that certain Rights Agreement, dated as of January 26, 2006, between the Company and National City Bank, as Rights Agent (the “Rights Agreement”), and cause the Rights Agreement to be terminated and of no further force or effect.
     (b) Notwithstanding the provisions of Section 6(a) hereto, the Board shall have the right to adopt a stockholder rights plan in the future if it determines, in good faith, that doing so is in the best interests of the Company and its stockholders, provided that any such stockholder rights plan so adopted by the Board (i) shall have a trigger of no less than 20%, (ii) shall not include a “dead-hand,” “slow-hand,” “no-hand” or other similar provision limiting or restricting the ability of directors to amend the rights plan or redeem the rights issued thereunder, and (iii) shall require the Company to immediately redeem the rights issued to the Company’s stockholders under such stockholder rights plan and cause such plan to be terminated and of no further force or effect if such stockholder rights plan is not approved by the holders of a majority of the outstanding shares of Common Stock of the Company within six (6) months of the date of adoption.
     7. Formation of Special Committee; Creation of Budget and Business Plan.
     (a) Concurrently with the execution of this Agreement, the Board will form a special committee (the “Special Committee”) consisting of David G. Birney (Chairman), John B. Yasinsky and Mitarotonda to supervise and oversee the creation and/or completion by the Company of a detailed operating budget (the “Budget”) and a business plan to improve the Company’s operations and profitability (the “Business Plan”). The Business Plan shall include, without limitation, measures designed to:
i.	return the North American operations to pre-tax profitability;

ii.	reduce the Company’s effective income tax rates;

iii.	reduce the Company’s working capital;

iv.	reduce the Company’s selling, general and administrative expenses; and

v.	improve the Company’s gross margins.
     (b) The Company and its management team shall work with the Special Committee to create and/or complete the Budget and the Business Plan. The Company and its management team shall provide the Special Committee with access to such information and materials, including, without limitation, the books, records, projections and financial statements of the Company, and any documents, reports or studies as may be requested by the Special Committee to assist the Special Committee in the discharge of its duties. In addition, the Special Committee shall be authorized to engage such outside consultants and advisors reasonably independent of the Company and the Barington Group as it deems necessary or appropriate to assist the Special Committee in the discharge of its duties, and the Company shall pay the fees and expenses of all such consultants and advisors.

     (c) The Company and the Special Committee shall commence work on the Business Plan and the Budget as promptly as practicable, and the Business Plan and the Budget shall be completed and presented to the Board for adoption at its January 2007 board meetings.
     (d) Upon adoption of the Business Plan, the Company shall issue a press release announcing key aspects of the Business Plan considered relevant to the Company’s stockholders, it being understood that the Company shall be under no obligation to disclose any material nonpublic information with respect to its business operations and strategies in such press release.
     8. Standstill Period.
     (a) Each member of the Barington Group agrees that, from the date of this Agreement until the earlier of December 15, 2007 and the Company’s 2007 annual meeting of stockholders (such period, the “Standstill Period”), without the prior written consent of the Board specifically expressed in a written resolution adopted by a majority vote of the entire Board, neither it nor any of its Affiliates or Associates under its control or direction will, and it will cause each of its Affiliates and Associates under its control not to, directly or indirectly, in any manner: (i) acquire additional shares of Common Stock from any party to the extent that after the acquisition of such additional shares the members of the Barington Group, together with any other parties who, together with the Barington Group, may then constitute a “group” (for purposes of Rule 13D-5 promulgated by the SEC) (all such parties, the “Standstill Group”) beneficially own in the aggregate at any time during the Standstill Period a number of shares of Common Stock equal to more than 20% of the shares of Common Stock outstanding (the “Standstill Amount”), (ii) engage in any solicitation of proxies or consents to vote any voting securities of the Company or become a participant in any election contest with respect to the Company; (iii) seek to influence any person with respect to the voting or disposition of any securities of the Company; provided, however, that any member of the Barington Group and any Affiliate or Associate of any such member may disclose, publicly or otherwise, how it intends to vote or act with respect to any securities of the Company, any stockholder proposal or other matter to be voted on by the stockholders of the Company (other than the election of directors) and the reasons therefore; (iv) demand a copy of the Company’s list of stockholders or its other books and records; (v) otherwise act, alone or in concert with others, to seek to influence the management, the Board or policies of the Company or initiate or take any action to obtain representation of the Board, except as permitted expressly by this Agreement; or (vi) enter into any agreements with any third party with respect to any of the foregoing, except in each case, as contemplated by this Agreement, it being understood and agreed that nothing contained herein shall be construed to limit the ability of any member of the Barington Group and any Affiliate or Associate of any such member to form a “group” pursuant to Rule 13d-5 promulgated by the SEC under the Exchange Act with, or acquire additional shares of Common Stock from, any party, subject to the limitations set forth in Section 8(a)(i) above. The foregoing notwithstanding:
     (A) The Barington Group shall not be in breach of this Section 8(a) if, upon learning of the inadvertent acquisition of beneficial ownership of Common Stock increasing the aggregate beneficial ownership of the Standstill Group above the Standstill Amount, one or more members of the Standstill Group promptly divest themselves of a sufficient number of             shares of Common Stock to decrease the aggregate beneficial ownership of the Standstill Group to be equal to, or less than, the Standstill Amount. Furthermore, the Barington Group shall not be in breach of this Agreement to the extent that the Standstill Group exceeds the Standstill Amount by reason of the repurchase, redemption or retirement of Common Stock or other similar action by the Company, provided, however, that no member of the Standstill Group may acquire additional shares of Common Stock at any time while the Standstill Group beneficially owns in the aggregate more than the Standstill Amount.
     (B) nothing contained in this Agreement shall limit any member of the Barington Group or the Associates or Affiliates of such member from taking any of the actions otherwise prohibited in this Agreement in connection with the 2007 annual meeting of stockholders of the Company, including without limitation, nominating directors or soliciting proxies for the election of directors or other purposes, requesting a stockholder list, related information and other books and records, making public filings or announcements or taking any other action, in each case, related to the solicitation of proxies at the 2007 annual meeting of stockholders of the Company; and
     (C) the provisions of this Section 8 shall not limit in any respect the actions of any director of the Company in his or her capacity as such, recognizing that such actions are subject to such director’s fiduciary duties to the Company and its stockholders.
     (b) As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; the terms “beneficial owner” and “beneficial ownership” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.
     (c) In the event that the Company is in material breach of its obligations under this Agreement, including, without limitation, a failure to comply in any material respect with the provisions of Section 5 through 7 of this Agreement, and such material breach is not cured within 30 days after written notice thereof is provided to the Company by the Barington Group, then in addition to any other remedies that the members of the Barington Group may have, the provisions of paragraph (a) of this Section 8 shall also terminate.
     9. Confidentiality. The members of the Barington Group (each, a “Recipient”) each acknowledge the confidential and proprietary nature of the Confidential Information (as defined below) and agree that the Confidential Information (a) will be kept confidential by Recipient and Recipient’s Representatives and (b) will not be disclosed by Recipient (except to other Recipients and their Affiliates and Associates and such person’s Representatives to the extent contemplated by this Agreement) or by Recipient’s Representatives (as defined below) to any person except with the specific prior written consent of the Company or except as expressly otherwise permitted by this Agreement. It is understood that (x) Recipient may disclose Confidential Information only to those of Recipient’s Representatives who are informed by Recipient of the confidential nature of the Confidential Information and the obligations of this Agreement, (y) Recipient shall be responsible for the breach of the provisions of this Section 9 by Recipient’s Representatives and (z) the provisions of this Section 9 shall not apply to any director of the Company in his or her capacity as such. As used in this Agreement, the term “Confidential Information” means and includes any and all confidential, non-public or proprietary information concerning the business and affairs of the Company that may hereafter be disclosed to Recipient by the Company or by the directors, officers, employees, agents, consultants, advisors or other representatives, including legal counsel, accountants and financial advisors (“Representatives”) of the Company; provided that “Confidential Information” shall not include information that (a) was in or enters the public domain or was or becomes generally available to the public other than as a result of disclosure by Recipient or any Representative thereof, (b) was independently acquired by Recipient without violating any of the obligations of Recipient or its Representatives under this Agreement, or under any other contractual, legal, fiduciary or binding obligation of Recipient or its Representatives with or to the Company, (c) was available, or becomes available, to Recipient on a nonconfidential basis other than as a result of its disclosure to Recipient by the Company or any Representative of the Company, but only if to the knowledge of Recipient the source of such information is not bound by a confidentiality agreement with the Company or is not otherwise prohibited from transmitting the information to Recipient or Recipient’s Representatives by a contractual, legal, fiduciary or other binding obligation with or to the Company, (d) was independently developed by Recipient or its Representatives without reference to any other Confidential Information or (e) was specifically disclosed to a member of the Barington Group without any obligation of confidentiality to the Company, including, without limitation, pursuant to the Demand Letter.
     10. Expenses. Within five business days after receiving documentation thereof, the Company shall reimburse Barington Capital Group, L.P. for the actual documented out-of-pocket expenses (up to a maximum of $140,000) incurred by the members of the Barington Group in connection with its Schedule 13D filings, the Barington Letter and related anticipated proxy solicitation, the Demand letter, the preparation, filing and withdrawal of the Action and the drafting, negotiation and execution of this Agreement and all related activities and matters.
     11. Public Announcement. The Barington Group and the Company shall announce this Agreement and the material terms hereof by means of a mutually acceptable joint press release as soon as practicable on or after the date hereof. The parties hereto will provide each other the opportunity to review and comment upon any press release or other public announcement or statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or other public announcement or statement prior to such consultation, except as, in the reasonable judgment of the relevant party, may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or the Nasdaq Marketplace.
     12. Specific Performance. Each of the members of the Barington Group, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed that the members of the Barington Group or any of them, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.

     13. Jurisdiction; Applicable Law. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (e) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address of such parties’ principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.
     14. Representative. Each member of the Barington Group hereby irrevocably appoints Mitarotonda, or Barington Capital Group, L.P. in the event that Mitarotonda is no longer serving in such role, as such member’s attorney-in-fact and representative (the “Barington Representative”), in such member’s place and stead, to do any and all things and to execute any and all documents and give and receive any and all notices or instructions in connection with this Agreement and the transactions contemplated hereby. The Company shall be entitled to rely, as being binding on each member of the Barington Group, upon any action taken by the Barington Representative or upon any document, notice, instruction or other writing given or executed by the Barington Representative.
     15. Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.
     16. Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.
     17. Entire Agreement; Amendment; Release. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter and supersedes all prior agreements between the parties hereto, including, without limitation that certain agreement dated October 25, 2005 (the “2005 Agreement”) which 2005 Agreement is hereby terminated and of no further force or effect (except with respect to Sections 5(d), 6(a) and 9 of the 2005 Agreement, in each case to the extent that performance of such section relates to dates following the date hereof, each of which shall survive the date hereof and continue in full force and effect in accordance with the terms hereof and thereof (the “Surviving Obligations”)). Except for the Surviving Obligations, the Company, on the one hand, and the Barington Group, on the other hand, do hereby and forever release and discharge the other party, and all of its respective successors in interest, and all its agents, officers, directors, members, partners, stockholders, associates, affiliates, employees, representatives, attorneys, heirs, assigns, and/or their successors in interest, from any and all claims, causes of action, liabilities, damages or demands of whatever character which such party now has, whether known or unknown, against the other party concerning or in any way related to the 2005 Agreement. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the parties other than those expressly set forth herein. This Agreement may be amended only by a written instrument duly executed by the parties hereto, or in the case of the Barington Group, the Barington Representative, or their respective successors or assigns.
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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

A. SCHULMAN, INC.
By:	/s/ Terry L. Haines
	Name:	Terry L. Haines
	Title:	President and Chief Executive Officer

BARINGTON COMPANIES EQUITY PARTNERS, L.P.
By:	Barington Companies Investors, LLC, its general partner

By:	/s/ James A. Mitarotonda
	Name:	James A. Mitarotonda
	Title:	Managing Member

BARINGTON INVESTMENTS, L.P.
By:	Barington Companies Advisors, LLC, its general partner

By:	/s/ James A. Mitarotonda
	Name:	James A. Mitarotonda
	Title:	Managing Member

BARINGTON COMPANIES ADVISORS, LLC
By:	/s/ James A. Mitarotonda
	Name:	James A. Mitarotonda
	Title:	Managing Member

BARINGTON COMPANIES INVESTORS, LLC
By:	/s/ James A. Mitarotonda
	Name:	James A. Mitarotonda
	Title:	Managing Member

BARINGTON COMPANIES OFFSHORE FUND, LTD.
By:	/s/ James A. Mitarotonda
	Name:	James A. Mitarotonda
	Title:	President

BARINGTON OFFSHORE ADVISORS, LLC
By:	/s/ James A. Mitarotonda
	Name:	James A. Mitarotonda
	Title:	Authorized Signatory

BARINGTON CAPITAL GROUP, L.P.
By:	LNA Capital Corp., its general partner

By:	/s/ James A. Mitarotonda
	Name:	James A. Mitarotonda
	Title:	President and CEO

LNA CAPITAL CORP.
By:	/s/ James A. Mitarotonda
	Name:	James A. Mitarotonda
	Title:	President and CEO

/s/ James A. Mitarotonda
James A. Mitarotonda

STARBOARD VALUE & OPPORTUNITY FUND, LLC By: Admiral Advisors, LLC, its managing member	ADMIRAL ADVISORS, LLC By: Ramius Capital Group, L.L.C., its sole member

PARCHE, LLC By: Admiral Advisors, LLC, its managing member	RAMIUS CAPITAL GROUP, L.L.C. By: C4S & Co., L.L.C., as managing member

C4S & CO., L.L.C.
By:	/s/ Jeffrey M. Solomon
	Name:	Jeffrey M. Solomon
	Title:	Authorized Signatory

/s/ Jeffrey M. Solomon
Jeffrey M. Solomon

/s/ Peter A. Cohen
Peter A. Cohen

/s/ Morgan B. Stark
Morgan B. Stark

/s/ Thomas W. Strauss
Thomas W. Strauss

RJG CAPITAL PARTNERS, L.P.
By:	RJG Capital Management, LLC, its general partner

By:	/s/ Ronald J. Gross
	Name:	Ronald J. Gross
	Title:	Managing Member

RJG CAPITAL MANAGEMENT, LLC
By:	/s/ Ronald J. Gross
	Name:	Ronald J. Gross
	Title:	Managing Member

/s/ Ronald J. Gross
Ronald J. Gross

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.
By:	D.B. ZWIRN PARTNERS, LLC, its general partner

BY: ZWIRN HOLDINGS, LLC, its managing member

By:	/s/ Daniel B. Zwirn
	Name:	Daniel B. Zwirn
	Title:	Managing Member

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND (TE), L.P.
By:	D.B. ZWIRN PARTNERS, LLC, its general partner

BY: ZWIRN HOLDINGS, LLC, its managing member

By:	/s/ Daniel B. Zwirn
	Name:	Daniel B. Zwirn
	Title:	Managing Member

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, LTD.

By:	D.B. Zwirn & Co., L.P., its manager

By:	DBZ GP, LLC, its general partner

By:	Zwirn Holdings, LLC, its managing member

By:	/s/ Daniel B. Zwirn
	Name:	Daniel B. Zwirn
	Title:	Managing Member

HCM/Z SPECIAL OPPORTUNITIES LLC
By:	D.B. Zwirn & Co., L.P., its manager

By:	DBZ GP, LLC, its general partner

By:	Zwirn Holdings, LLC, its managing member

By:	/s/ Daniel B. Zwirn
	Name:	Daniel B. Zwirn
	Title:	Managing Member

D.B. ZWIRN & CO., L.P.
By:	DBZ GP, LLC, its general partner

By:	Zwirn Holdings, LLC, its managing member

By:	/s/ Daniel B. Zwirn
	Name:	Daniel B. Zwirn
	Title:	Managing Member

DBZ GP, LLC
By:	Zwirn Holdings, LLC, its managing member

By:	/s/ Daniel B. Zwirn
	Name:	Daniel B. Zwirn
	Title:	Managing Member

ZWIRN HOLDINGS, LLC
By:	/s/ Daniel B. Zwirn
	Name:	Daniel B. Zwirn
	Title:	Managing Member

/s/ Daniel B. Zwirn
Daniel B. Zwirn